EXHIBIT 5

390049.2

                                                        (404) 873-8500

                                                        (404) 873-8501




                                 January 7, 1997

IMNET Systems, Inc.
3015 Windward Plaza
Windward Fairways II
Alpharetta, Georgia  30202

         Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

         This opinion is rendered in connection with the proposed issue and sale by IMNET Systems, Inc., a Delaware corporation (the "Company"), of up to 648,000 shares of the Company's Common Stock, $.01 par value (the "Shares"), upon the terms and conditions set forth in the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). We have acted as counsel for the Company in connection with the issuance and sale of the Shares by the Company.

         In rendering the opinion contained herein, we have relied in part upon examination of the Company's corporate records, documents, certificates and other instruments and the examination of such questions of law as we have considered necessary or appropriate for the purpose of this opinion. Based upon the foregoing, we are of the opinion that the Shares have been duly and validly authorized and when sold in the manner contemplated by the Key Employee Stock Options of the Company, and upon receipt by the Company of payment therefor, and upon issuance pursuant to a current prospectus in conformity with the Act, they will be legally issued, fully paid and non-assessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933, as amended.

                                                     Sincerely,




                                                     ARNALL GOLDEN & GREGORY


390049.2